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                                                                   EXHIBIT 10.22

                   JEFFERSON METROPOLITAN DISTRIBUTION CENTER
                                INDUSTRIAL LEASE
                            (MULTI-TENANT FACILITY)

ARTICLE ONE: BASIC TERMS

      This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

      Section 1.01. DATE OF LEASE: August ___, 2004

      Section 1.02. LANDLORD: Gazelle, LLC, an Alabama limited liability company

                    Address of Landlord: 2200 Woodcrest Place, Suite 210, Birmingham, Alabama 35209

      Section 1.03. TENANT (INCLUDE LEGAL ENTITY): D&K Healthcare Resources
                    Inc., a Delaware Corporation

                    Address of Tenant: 8235 Forsyth Boulevard, St. Louis, MO 63105-1623 (All notices to Tenant shall be sent to this address marked to the attention of Tenant's "General Counsel").

      Section 1.04. PREMISES: The Premises are part of Landlord's multi-tenant real property development known as Jefferson Metropolitan Distribution Center in McCalla, Alabama, a legal description and depiction of which appears on Exhibit "A" (the "Project"). The term "Project" includes the land, Building One and Building Two (as those terms are defined below), all other improvements located on the land, and the common areas described and depicted on Exhibit "A". At the present time, the term "Project" shall mean and include both the building in which the Premises are located ("Building One") and the adjacent building that Landlord is constructing which will comprise approximately 240,240 square feet ("Building Two"). The Premises includes approximately 180,180 square feet of space, designated as street address of 6775 Jefferson Metropolitan Parkway, McCalla, AL, 35111, along with the exclusive right to certain parking areas and paved areas outside trucking docks, all as shown more particularly on Exhibit "A" as "D&K Parking Areas". The locations of Building One, the proposed Building Two, the Premises, and the Common Areas are shown and described on Exhibit "A".

      Section 1.05. LEASE TERM: Ten (10) years commencing on December 1, 2004 and ending on November 30, 2014.

      Section 1.06. PERMITTED USES: (See Article Five) Sales, distribution, storage and related functions for wholesale pharmaceuticals, consumers goods generally purchased in retail pharmacies.

      Section 1.07. TENANT'S GUARANTOR: None

      Section 1.08. BROKERS: (See Article Fourteen) (If none, so state) Landlord's Broker: Graham & Company, Inc.
      Tenant's Broker: Stream Realty Partners, L.P.

      Section 1.09. COMMISSION PAYABLE TO LANDLORD BROKERS: (See Article Fourteen) To be paid by Landlord pursuant to terms of a separate agreement.

      Section 1.10. SECURITY DEPOSIT: (See Section 3.03) Waived

      Section 1.11. VEHICLE PARKING SPACES ALLOCATED TO TENANT: (See Section 4.05) The areas adjacent to Property so designated on Exhibit A.

      Section 1.12. RENT AND OTHER CHARGES PAYABLE BY TENANT:

      (a) BASE RENT. Commencing December 1, 2004, Tenant shall pay Base Rent of Fifty-Four Thousand Fifty-Four and 00/100 Dollars ($54,054.00) per month for twelve (12) consecutive months, as provided in Section 3.01. Beginning on December 1, 2005, and on each subsequent December 1 of the Lease Term, the Base Rent shall be increased by 1.75%.

      (b) ADDITIONAL RENT. Commencing December 1, 2004, Tenant shall also pay the Additional Rent in accordance with Section 4.01

      (c) TOTAL RENT. Beginning December 1, 2004, the Base Rent 1.12(a) and the estimate of Additional Rent 1.12(b) is due on the first day of each month. As of December 1, 2004, this amount will be equal to Sixty-Two Thousand Three Hundred Twelve and 25/100 Dollars ($62,312.25). Thereafter, such amount will be adjusted in accordance with Section 1.12(a) and Section 4.01.

      (d) PAYMENT UPON LEASE EXECUTION. Upon execution of this Lease, Tenant shall pay Landlord the sum of $62,312.25 representing an advance payment of the rent due for the first month of the Lease Term, which Landlord shall apply to the rent due on December 1, 2004.

      Section 1.13. LANDLORD'S SHARE OF PROFIT ON ASSIGNMENT OR SUBLEASE: (See
Section 9.05) Fifty Percent (50%) of the Profit (the "Landlord's Share").

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      Section 1.14. EXHIBITS: The following exhibits are attached to and made a part of this Lease:

            Exhibit A - The Project

            Exhibit B - Tenant Plans and Specifications

            Exhibit C - Additional Terms of the Lease

ARTICLE TWO: LEASE TERM

      Section 2.01. LEASE OF PREMISES FOR LEASE TERM. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term.

      Section 2.02. EARLY ACCESS. Prior to the Commencement Date, but only after Tenant shall have provided Landlord with the evidence that it has procured the insurance required under Section 4.04(a) with respect to the Premises, Tenant shall have a right of early access to the Premises during which Tenant shall be permitted to install its equipment and supervise the construction of its improvements to the Premises,

      Section 2.03. [This Section intentionally left blank.]

      Section 2.04. HOLDING OVER. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Premises; provided, however, if Tenant pays to Landlord the rental payments described in this Section 2.04, then Tenant shall not be required to reimburse Landlord for or indemnify Landlord against any damages which Landlord incurs from Tenant's delay in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifty percent (50%).

ARTICLE THREE: BASE RENT

      Section 3.01. TIME AND MANNER OF PAYMENT. Commencing December 1, 2004, and on the first day of each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset (except to the extent permitted under Sections
4.01 and 15.03), deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing. As noted in Section 1.12(d) above, Landlord shall apply the sum remitted to it by Tenant upon execution of this Lease to the rent due on December 1, 2004.

      Section 3.02. [This Section intentionally left blank.]

      Section 3.03. TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Premises in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) any advance rent or other advance payments made by Tenant to Landlord, including any Base Rent or Additional Rent that apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

      Section 4.01. ADDITIONAL RENT. All charges payable by Tenant under this
Section 4.01 are called "Additional Rent." The term "rent" shall mean Base Rent and Additional Rent. During each month of the Term of this Lease on the same day that Base Rent is due hereunder, Tenant shall pay to Landlord an amount equal to 1/12th of the Landlord's good faith estimate of the annual Additional Rent. The annual Additional Rent shall include only: (a) Tenant's Pro Rata Share of Real Property Taxes (as defined in Section 4.02(b)); (b) Tenant's Pro Rata Share of Insurance Premiums described in Section 4.04(c); and (c) Tenant's Pro Rata Share of Common Area Expenses (as defined in Section 4.05(e)). As used herein, the term "Tenant's Pro Rata Share" shall mean 33.33% of the foregoing costs which are applicable to the entire Project; provided, however, that (x) if Building One becomes a part of a tax parcel that does not include Building Two, then Tenant's Pro Rata Share of Real Property Taxes shall thereafter mean 60.00%, or
(y) if Landlord obtains separate insurance policies for Building One and Building Two, then Tenant's Pro Rata Share of Insurance Premiums under Section 4.04(c) shall thereafter mean 60.00%, and/or (z) if Landlord elects to maintain the Common Areas for Building One and Building Two separately, then Tenant's Pro Rata Share of Common Area Expenses (as defined in Section 4.05(e)) shall thereafter mean 60.00%. For the year beginning December 1, 2004, the Landlord's good faith estimate of 1/12 of the annual Additional Rent is Eight Thousand Two Hundred Fifty-Eight and 25/100 Dollars ($8,258.25).

      Tenant authorizes Landlord to use the funds deposited with Landlord under this Section 4.01 to pay such costs and expenses that comprise the Real Property Taxes, Insurance Premiums, Common Area Expenses. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the annual Additional Rent actually incurred by Landlord during the preceding calendar year. If the Tenant's (x) total payments under Section 4.01 are less than (y) the annual Additional Rent actually incurred by Landlord; then Tenant shall pay the difference to Landlord within ten (10) days after demand. If the Tenant's (x) total escrow payments under Section 4.01 are greater than (y) the annual Additional Rent actually incurred by Landlord; then Landlord shall pay the difference to Tenant within ten (10) days after demand.

      Landlord may adjust its good faith estimate of the annual Additional Rent at any time based upon Landlord's

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experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant.

      Tenant acknowledges that Landlord may subdivide the land now comprising the Project, or otherwise separate the ownership of Buildings One and Two, and if Landlord does so, the term "Project" as used in this Lease shall thereafter refer only to the land and Common Areas associated with Building One, whereupon Landlord shall properly segregate (or otherwise reasonably allocate) the costs of maintaining the Common Areas associated with each such building. In no event shall Tenant be required to pay any Common Area costs to the extent such costs relate solely to costs incurred by Landlord during or related to the construction of Building Two.

      Tenant and its agents will have the right to examine and copy Landlord's books and records relating to the Additional Rent during normal business hours at Landlord's principal place of business according to this section. If Tenant's examination reveals that it has overpaid its proportionate share of Real Property Taxes, Insurance Premiums, Common Area Expenses, then the overpayment will be deducted from the next accruing rent payment. If the overpayment exceeds the amount that should have been charged by more than $5,000.00, but less than $8,000.00, then Landlord will pay not more than $2,000.00 in Tenant's reasonable out-of-pocket costs incurred in connection with the examination. If the overpayment exceeds the amount that should have been charged by more than $8,000.00, then Landlord will pay not more than $4,000.00 in Tenant's reasonable out-of-pocket costs incurred in connection with the examination. Tenant's sole remedy in the event of an overpayment plus interest will be the offset against its rent. Tenant will not have the right to terminate the Lease on account of an overpayment.

      Section 4.02. PROPERTY TAXES.

      (a) REAL PROPERTY TAXES. Landlord shall pay the "Real Property Taxes" during the Lease Term. Tenant acknowledges that the Project may currently be fully or partially exempt from certain Real Property Taxes and that if this exemption should expire during the Lease Term, additional Real Property Taxes may then become payable on the Project.

      (b) DEFINITION OF "REAL PROPERTY TAX." The term "Real Property Taxes" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Project; (ii) any tax that might be levied in the future on the Landlord's right to receive, or the receipt of, rent or income from the Premises or against Landlord's business of leasing the Premises (a "rental tax"); provided, however, that in the event of the passage of any such rental tax, Tenant's obligation to reimburse Landlord therefore shall be capped at an amount not to exceed seven cents ($.07) per square foot per year; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Project by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Project; and
(v) any charge or fee replacing any tax previously included within the definition of Real Property Tax. "Real Property Tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

      (c) PERSONAL PROPERTY TAXES. Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. To the extent possible, Tenant shall have its personal property taxed separately from the Premises.

      Section 4.03. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. All utilities used by Tenant shall be separately metered other than water and sewer service, with the meters for electrical power and natural gas to be installed by Tenant at its expense in connection with the construction of the improvements to be made by Tenant to the Premises, as described on Exhibit C. Landlord shall make a reasonable, good-faith determination of Tenant's proportionate share of the cost of water and sewer services. The determination and allocation of the cost of such utilities and services will take into account the nature and use of the Premises.

      Section 4.04. INSURANCE POLICIES.

      (a) TENANT'S INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises. Tenant shall name Landlord as an additional insured under such policy. The amount of such insurance shall be Three Million Dollars ($3,000,000) per occurrence. The liability insurance obtained by Tenant under this Section 4.04(a) shall (i) be primary and noncontributing; (ii) contain cross-liability endorsements; and (iii) contain contractual liability coverage. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Within 10 days after the Commencement Date and upon each renewal of such insurance policy, Tenant shall deliver to Landlord a certificate evidencing that it has obtained the insurance coverage required by this Section 4.04(a).

      (b) LANDLORD'S INSURANCE. During the Lease Term, Landlord shall maintain a policy of commercial general liability insurance in an amount and with coverage determined by Landlord (but in no event less that One Million Dollars per occurrence) insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Project. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance. During the Lease Term, Landlord shall also maintain policies of insurance covering loss of or damage to the Project in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Project. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant in the Premises. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to not less than one year's Base Rent, plus estimated real property taxes and insurance

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premiums. Tenant shall not do or permit anything to be done which invalidates any such insurance policies. Upon request of Tenant from time-to-time, Landlord shall deliver to Tenant a certificate evidencing that it has obtained the insurance coverage required by this Section 4.04(b).

      (c)   PAYMENT OF PREMIUMS.

            (i) Landlord shall pay the premiums for the insurance policies maintained by Landlord under Section 4.04(b) and Section 4.05.

            (ii) If the insurance policies maintained by Landlord cover improvements or real property other than the Premises, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Premises showing, in reasonable detail, how such amount was computed. If the Lease Term expires before the expiration of the insurance period, Tenant's liability shall be pro rated on an annual basis.

      (d)   GENERAL INSURANCE PROVISIONS.

            (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than either (x) thirty (30) days' written notice prior to any cancellation or material modification of such coverage relating to the insurance Tenant is required to maintain with respect to the Premises, or (y) ten (10) days written notice of cancellation in the event of non-payment of premiums.

            (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

            (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-VIII or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

            (iv) Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

      Section 4.05. COMMON AREAS; USE, MAINTENANCE AND COSTS.

      (a) COMMON AREAS. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of the Premises or interfere with Tenant's business.

      (b) USE OF COMMON AREAS. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time, provided that such rules and regulations do not materially affect Tenant's use of the Premises or interfere with Tenant's business. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Project, provided that such closure does not materially affect Tenant's use of the Premises or interfere with Tenant's business. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

      (c) VEHICLE PARKING. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any additional rent. Tenant shall have the exclusive right to use parking spaces and loading areas for those areas included within the Premises, as shown more particularly on Exhibit "A". Temporary parking of large delivery vehicles in the Project is permitted, but shall be subject to reasonable rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in

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driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them.

      (d) MAINTENANCE OF COMMON AREAS. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's sole discretion, as a first-class industrial/commercial real property development. As used herein, the term "Common Area Expenses" include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; fire sprinkler maintenance and monitoring; maintenance of signs (other than tenants' signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used exclusively in connection with the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used exclusively in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing (including roof repairs), resurfacing, repaving, maintaining, exterior painting, lighting, cleaning, refuse removal, security and similar items; and a reasonable allowance to Landlord for Landlord's supervision of the Common Areas (not to exceed three percent (3%) of the gross rents of the Project for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area costs. Common Area costs shall not include depreciation of real property which forms part of the Common Areas. Following the first full calendar year of the Lease Term, Tenant's Pro Rata Share of "controllable" Common Area costs for any calendar year shall not exceed the amount of Tenant's Pro Rata Share of "controllable" Common Area costs for the immediately preceding calendar year by more than six percent (6%). For the purposes hereof, the term "controllable" Common Area costs shall mean all Common Area costs in the reasonable control of Landlord excluding real property taxes, insurance and utilities.

      Notwithstanding the foregoing, "Common Area Expenses" shall not include
(i) depreciation of real property which forms part of the Common Areas; (ii) any ground lease rental; (iii) except to the extent described above, costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles; (iv) costs incurred by Landlord for the repair of damage, to the extent that Landlord is reimbursed by insurance proceeds; (v) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants' improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants of the Project; (vi) depreciation, amortization and interest payments, except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item will be amortized over its reasonably anticipated useful life; (vii) marketing costs, including without limitation, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease or assignment negotiations, and transactions with present or prospective tenants or other occupants of the Project; (viii) expenses in connection with services or other benefits that are not offered to Tenant or for which Tenant is charged for directly but that are provided to another tenant or occupant of the Project at a lesser cost; (ix) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project; (x) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and services in or to the Project to the extent the same exceeds the costs of such goods and services rendered by unaffiliated third parties on a competitive basis; (xi) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project; (xii) landlord's general corporate overhead and general and administrative expenses; (xiii) costs incurred in connection with upgrading any portion of the Project to comply with life, fire and safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date including, without limitation, the ADA, including penalties or damages incurred due to non-compliance (but costs incurred in connection with upgrading any portion of the Project to comply with life, fire and safety codes, ordinances, statutes or other laws not in effect before the Commencement Date, including, without limitation, the ADA, may be included); (xiv) despite any contrary provision of the Lease including without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by applicable laws in effect on the date this Lease is executed) in or about the Premises, the Building, or the Project including, without limitation, hazardous substances or the ground water or soil, not placed by Tenant; (xv) costs arising from latent defects in the base, shall or core of the Building or improvements installed by Landlord or repair to them; or (xvi) costs incurred by Landlord in satisfying its obligations under Section 6.03.

      Section 4.06. LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs is impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes due and Tenant has failed to make any rent payment on one (1) prior occasion during the immediately preceding 12-month period, then Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

      Section 4.07. INTEREST ON PAST DUE OBLIGATIONS. If any amount owed by Tenant to Landlord is not paid within thirty (30) days after it becomes due, then such amount shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

      Section 4.08. [This Section intentionally left blank.]

ARTICLE FIVE: USE OF PREMISES

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      Section 5.01. PERMITTED USES. Tenant may use the Premises only for the
Permitted Uses set forth in Section 1.06 above.

      Section 5.02. MANNER OF USE. Tenant shall not cause or permit the Premises to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste, and Landlord shall take reasonable measures to not allow any other tenant of the Project to do the same. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Premises and shall at its expense promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including, without limitation, the Occupational Safety and Health Act ("OSHA") and the American with Disabilities Act ("ADA").

      Section 5.03. HAZARDOUS MATERIALS. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Premises.

      Section 5.04. SIGNS AND AUCTIONS. Tenant shall not place any signs on the Premises without Landlord's prior written consent and approval of any architectural review committee. Tenant shall not conduct or permit any auctions or sheriff's sales at the Premises.

      Section 5.05. INDEMNITY. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Premises; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises, including any contamination of the Premises or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease;
(d) any misrepresentation or breach of warranty by Tenant under this Lease; or
(e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Premises arising from any cause other than Landlord's negligent acts or omissions, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

      Section 5.06. LANDLORD'S ACCESS. With the Tenant's advance written consent, which shall not be unreasonably withheld or delayed, but which may be conditioned upon the presence of a representative of the Tenant, Landlord or its agents may enter the Premises to show the Premises to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable laws, including all laws governing the presence and use of Hazardous Material; or for any other reasonable purpose Landlord deems necessary. Tenant will at all times provide Landlord with the contact information for on "on-call" representative of Tenant who can be present in the case of an emergency requiring immediate access by Landlord. No sooner than six (6) months prior to the expiration of the Lease Term, Landlord may place customary "For Lease" signs on the Premises.

      Section 5.07. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease in all material respects, Tenant use and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease, and Landlord covenants that Tenant's use and enjoyment of the Premises will not be disturbed by or through any person acting under Landlord's authority during the term of this Lease.

ARTICLE SIX: CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS

      Section 6.01. EXISTING CONDITIONS. Tenant accepts the Premises in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises and is not relying on any representations of Landlord or any Broker with respect thereto.

      Section 6.02. EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or upon other portions of the Project, or from other sources or places; or (d) any act or omission
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of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

      Section 6.03. LANDLORD'S OBLIGATIONS. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Landlord shall keep the foundation, roof and structural portions of exterior walls of the improvements on the Project (including Building One and the Premises) in good order, condition and repair. If any portion of the Project or any system or equipment in the Project which Landlord is obligated to repair cannot be fully repaired or restored, Landlord shall promptly replace such portion of the Project or system or equipment in the Project; provided, however, that in no event shall Landlord be required to maintain or replace any of the heating, ventilation or air conditioning equipment serving the warehouse portions of the Premises. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls, unless such maintenance or repair is necessitated by Landlord's failure to satisfy its obligations described in this Section 6.03. Landlord shall not be obligated to make any repairs under this Section 6.03 until a reasonable time after receipt of a written notice from Tenant of the need for such repairs, provided however that Landlord shall make such repairs immediately after receiving notice from Tenant that Tenant's goods or products stored on the Premises are at risk of damage or peril.

      Section 6.04. TENANT'S OBLIGATIONS. Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Premises (including structural, nonstructural, interior, systems and equipment) in good order, condition and repair. If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment in the Premises, regardless of whether the benefit of such replacement extends beyond the Lease Term. If the Tenant reasonably determines that the benefit or useful life of any such replacement extends beyond the length of the Lease Term, including any potential extension term, then the Landlord shall within thirty
(30) days of the Landlord's receipt of the Expenditure Notice reimburse the Tenant for the Landlord's Portion. The term "Expenditure Notice" means a written notice from the Tenant to the Landlord setting forth (a) the cost of any such repair; (b) the Tenant's good faith estimate of the useful life of such repair in months, subject to Landlord's concurrence therewith; (c) an amount equal to the cost of such repairs multiplied by a fraction the numerator of which is the current term of the lease and the denominator of which is the useful life of such repair (as determined in accord with Section 6.04(b)); (d) an amount equal to the cost of such repairs multiplied by a fraction the numerator of which is the sum of the months remaining in the current term of the lease, plus the number of months in all possible remaining extended terms of the lease, and the denominator of which is the useful life of such repair (as determined in accord with Section 6.04(b)); and (e) an amount equal to the cost of such repairs, less the amounts described in Section 6.04(d). The "Landlord's Portion" shall mean the amount described by Section 6.04(e). If the Tenant does not extend this Lease beyond the current Lease Term, then upon termination or expiration of the current Lease Term, the Landlord shall remit to the Tenant an amount equal to the difference between the amounts described in Section 6.04(c) and Section 6.04(d). Notwithstanding the foregoing, in no event shall Landlord be required to maintain or replace any of the heating, ventilating or air conditioning equipment serving the warehouse portions of the Premises or to replace (or share in the cost of replacing) any coolers or other special equipment installed by Tenant within the Premises.

      Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of (a) the dock levelers (Landlord agrees that Tenant may perform this maintenance itself if Tenant so elects, in which event Tenant shall provide Landlord with documentation reflecting that Tenant is performing this work on a regular basis and in accordance with the manufacturer's recommendations), and (b) the heating and air conditioning system by a licensed heating and air conditioning contractor. If Tenant fails to provide such maintenance, Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of the heating and air conditioning system at Tenant's expense. In addition, Tenant shall, at Tenant's expense, repair any damage to the roof, foundation or structural portions of walls caused by Tenant's acts or omissions. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Premises and Landlord shall maintain the Project (exclusive of the Premises), in an attractive, first-class and fully operative condition. Except as otherwise provided herein, Tenant shall fulfill all of Tenant's obligations under this Section 6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Premises as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

      Section 6.05. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Premises is part (except that Tenant shall be permitted, subject to obtain approval of the Architectural Review Committee governing the Project, to erect a fence around a portion of the exterior of the Premises as shown on Exhibit A . Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Upon Landlord's written request, Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 6.05(a). All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of the initial Tenant improvements as described on Exhibit C, and upon completion of other improvements permitted above, Tenant shall provide Landlord with copies of the plans and specifications pertaining thereto which are submitted to the applicable governmental agencies as part of obtaining any required building permits and/or certificates of occupancy, together with proof of payment for all labor and materials associated therewith. Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Premises, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of nonresponsibility on the Premises.

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      Section 6.06. CONDITION UPON TERMINATION. Subject to the provisions of
Article Seven and Article Eight, upon the termination of the Lease, Tenant shall surrender the Premises to Landlord, broom clean, all operating systems functioning properly, and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Premises to its prior condition, all at Tenant's expense, provided that Landlord has advised Tenant at the time it approves the requested improvements that it may require Tenant to remove the same upon termination of the Lease. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Premises. In no event shall Tenant remove any improvements (or equipment) installed or located in the Premises which were constructed (or purchased) by Tenant with funds provided by Landlord pursuant to Exhibit C, but Tenant may remove any specialty equipment purchased and/or installed at the Premises by Tenant from Tenant's funds. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

      Section 7.01. PARTIAL DAMAGE TO PREMISES.

      (a) SUFFICIENT INSURANCE PROCEEDS. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises is only partially damaged (i.e., less than twenty-five percent (25%) of the Premises is untenantable as a result of such damage or less than twenty-five percent (25%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Section 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible, but in no event later than 120 days after the date the Premises are damaged. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

      (b) INSUFFICIENT INSURANCE PROCEEDS. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Section 4.04, Landlord may elect either to (i) repair the damage as soon as reasonably possible, but in no event later than 120 days after the date the Premises are damaged, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within fifteen (15) business days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, and if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, then Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Premises and any building in which the Premises is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

      (c) DURING LAST SIX MONTHS OF LEASE TERM. If the damage to the Premises occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

      Section 7.02. SUBSTANTIAL OR TOTAL DESTRUCTION. If the Premises is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Premises is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Premises can be rebuilt within one hundred twenty (120) days after the date of destruction, Landlord may elect to rebuild the Premises at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within fifteen (15) business days after Tenant's notice of the occurrence of total or substantial destruction.

      Section 7.03. TEMPORARY REDUCTION OF RENT. If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, Insurance Premiums and Real Property Taxes. Except for such possible reduction in Base Rent, Insurance Premiums and Real Property Taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

ARTICLE EIGHT: CONDEMNATION

      If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area

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of the building in which the Premises is located, or which is located on the
Premises, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Premises. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property but only if such an award is specifically made by the condemning authority; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

      Section 9.01. LANDLORD'S CONSENT REQUIRED. No portion of the Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent on the basis set forth in Section 9.05 below, but Landlord shall not unreasonably withhold or delay giving its consent after Tenant has submitted the information required under Section 9.05. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease.

      Section 9.02. TENANT AFFILIATE. Tenant may assign this Lease or sublease the Premises, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation with which Tenant merges or which results from a consolidation with Tenant ("Tenant's Affiliate"). In such case, Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

      Section 9.03. NO RELEASE OF TENANT. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

      Section 9.04. OFFER TO TERMINATE. If Tenant desires to assign the Lease or sublease the Premises, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

      Section 9.05. LANDLORD'S CONSENT. Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, and the financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease). Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises; (ii) the net worth and financial reputation of the proposed assignee or subtenant; and (iii) Tenant's compliance with all of its obligations under the Lease. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Premises to the proposed transferee, but only on the other terms of the proposed transfer. If Tenant assigns or subleases, the following shall apply:

            (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.14) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) reasonable and customary costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Premises is the rent allocable to the subleased space as a percentage on a square footage basis.

            (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction documentation is signed. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's

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      receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this
      Section 9.05(b) shall be a material default of the Lease.

      Section 9.06. NO MERGER. No merger shall result from Tenant's sublease of the Premises under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

      Section 10.01. COVENANTS AND CONDITIONS. Landlord's and Tenant's performance of their respective obligations under this Lease are covenants. Time is of the essence in the performance of all covenants and conditions.

      Section 10.02. DEFAULTS. Tenant shall be in material default under this
Lease:

      (a) If Tenant abandons the Premises or if Tenant's vacation of the Premises results in the cancellation of any insurance described in Section 4.04;

      (b) If Tenant fails to pay rent or any other charge when due and such failure continues for a period of ten (10) days after Tenant receives written notice of such default from Landlord; provided that Landlord shall not be required to provide Tenant with more than once such 10-day notice in any twelve-month period;

      (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

      (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty
(30) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

      Section 10.03. REMEDIES. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which landlord may have:

      (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant stall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Atlanta at the time of the award, plus one percent (1%). If Tenant has abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 10.03(a), or (ii) proceeding under Section 10.03(b);

      (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

      (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located.

      Section 10.04. MITIGATION. If an event of default occurs, Landlord and Tenant will each use reasonable efforts to mitigate their damages. Landlord will be conclusively deemed to have fulfilled its obligation to do so if it lists the Premises for lease with a real estate broker on terms recommended by the broker. Landlord will not be obligated to accept less than the then current market rent for the Premises; lease (or accept an assignment or sublease) to a then existing tenant

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

of the Building if Landlord is then offering space in the Building for lease; deviate from its then established guidelines for tenants including without limitation use, experience, reputation, and creditworthiness; expand or contract the Premises; extend the term of this Lease; or expend any money on behalf of a new tenant. Tenant will not have any claim against Landlord on account of Landlord's failure to mitigate its damages; however, it will have a defense to a claim by Landlord to the extent allowed by law.

      Section 10.05. AUTOMATIC TERMINATION. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

      Section 10.06. CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

      Section 11.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Premises or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

      Section 11.02. ATTORNMENT. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

      Section 11.03 NON-DISTURBANCE. As a condition to the effectiveness of the subordination and attornment in this Article Eleven, Landlord will obtain a reasonably acceptable non-disturbance agreement from the holder of any ground lease, deed of trust or mortgage. The non-disturbance agreement will provide that Tenant will not be disturbed by such holder so long as Tenant is in compliance with the terms of this Lease.

      Section 11.04. SIGNING OF DOCUMENTS. Tenant shall sign and deliver to Landlord, within ten (10) business days after written consent therefor, any instrument or documents (which shall be in form and substance substantially similar to that signed by Tenant in connection with the execution and delivery of this Lease) necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

      Section 11.05. ESTOPPEL CERTIFICATES.

      (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

      (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

      Section 11.06. TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Premises. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this

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                                       11
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Lease. Notwithstanding the foregoing, Tenant shall not be required to deliver the foregoing financial information to Landlord during any period in which (a) Tenant is subject to the reporting obligations under Section 13 or 15(d) of the Securities Exchange Act of 1934, and (b) Tenant has not materially delayed the filing of all such required reports with the United States Securities and Exchange Commission.

ARTICLE TWELVE: LEGAL COSTS

      Section 12.01. LEGAL PROCEEDINGS. If Tenant shall be in breach or default under this Lease, Tenant shall reimburse Landlord upon demand for any costs or expenses that the Landlord incurs in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to Landlord, a reasonable sum as attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

      Section 12.02. LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent, but in no event more than $2,500.00 per requested consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

      Section 13.01. LANDLORD'S LIABILITY; CERTAIN DUTIES.

      (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises or Premises or the leasehold estate under a ground lease of the Premises or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

      (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) -day period and thereafter diligently pursued to completion.

      (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Premises and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

      Section 13.02. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

      Section 13.03. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

      Section 13.04. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

      Section 13.05. NOTICES. All-notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in
Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

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

      Section 13.06. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

      Section 13.07. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all recording taxes and recording fees.

      Section 13.08. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Premises are located shall govern this Lease.

      Section 13.09. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

      Section 13.10. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

      Section 13.11. FORCE MAJEURE.

      (a) If either party is prevented from complying (the "Non-compliant Party"), either totally or in part with any of the terms or provisions set forth herein (except for an obligation to make monetary payments), by reason of Force Majeure (as defined below), the Non-compliant Party shall provide written notice of same to the other party (the "Other Party"). Said notice (i) shall be provided within ten (10) business days of the date that the Other Party first notifies the Non-compliant Party of its obligations hereunder (whether pursuant to Article Ten, Article Fifteen, or otherwise) and shall identify the requirements of this Lease or such of its obligations as may be affected, and
(ii) to the extent so affected and beyond the Non-compliant Party's reasonable control, said obligations shall be suspended during the period of such disability.

      (b) The Non-compliant Party shall use its best efforts to remove such disability, and shall continue performance whenever such causes are removed. The Non-compliant Party shall give to the Other Party a good faith estimate of the continuing effect of the Force Majeure condition and the duration of the Non-compliant Party's nonperformance.

      (c) If the period of any previous actual nonperformance of a Non-compliant Party because of such Noncompliant Party's Force Majeure conditions plus the anticipated future period of such Non-compliant Party's nonperformance because of such conditions will exceed an aggregate of thirty
(30) days within any twenty-four (24) month period, the Other Party may pursue its rights and remedies under the Lease or at law or equity (but in no event including a right to terminate this Lease. If permitted under applicable law) irrespective of the Force Majeure event and this Section 13.11 shall have no further force or effect with respect to such Force Majeure event.

      (d) As used herein, the term "Force Majeure" means any event or condition, not existing as of the Commencement Date and not reasonably within the control of either party, which prevents in whole or in material part the performance by the Non-compliant Party of its obligations (other than payment of monies) hereunder. Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure: acts of God or State (or governmental agencies or instrumentalities), or governmental action, riots, civil disturbance, war, rebellion, terrorism, fire, flood, storm, hurricane, earthquake, lightning, accidents, and explosion, or any other external or non-negligent internal cause or externally induced casualty, which, in each instance, are beyond its reasonable control, whether similar to the foregoing contingencies or not. Notwithstanding the foregoing, no event of casualty or condemnation governed by Article Seven or Article Eight shall be deemed to be an event of "Force Majeure".

      Section 13.12. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

      Section 13.13. SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

      Section 13.14 LANDLORD'S CONSENT. Notwithstanding anything contained herein to the contrary, in any instance in which the Landlord is requested to grant a consent or approval or otherwise exercise its discretion hereunder Landlord shall not unreasonably withhold, condition (subject, however, to any conditions expressly set forth herein as applicable to a particular consent), or delay any such consent or approval and should only exercise its discretion in good faith.

      Section 13.15 WAIVER OF LANDLORD LIEN. Landlord hereby waives any lien upon, or security interest in, the personal property of the Tenant located at the Premises, that it may have under applicable law.

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ARTICLE FOURTEEN: BROKERS

      Section 14.01. BROKER'S FEE. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's and Tenant's Brokers named in Section 1.08 above, if any, as provided in the written agreement between Landlord and Brokers, or the sum stated in
Section 1.09. If a Tenant's Broker is named in Section 1.08 above, Landlord's Broker shall pay an appropriate portion of its commission to Tenant's Broker if so provided in any agreement between Landlord's Broker and Tenant's Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's Broker.

      Section 14.02. AGENCY DISCLOSURE; NO OTHER BROKERS. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except: Graham & Company, Inc. who represents the Landlord and Stream Realty Partners, L.P. who represents the Tenant.

ARTICLE FIFTEEN: LANDLORD REPRESENTATIONS AND DEFAULT

      Section 15.01 LANDLORD'S REPRESENTATIONS AND WARRANTIES. In addition to any other representation or warranty contained herein, Landlord covenants and warrants that:

      (i) The Landlord is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. The Landlord has full power and authority (including full limited liability company power and authority) to execute and deliver this Lease and to perform its obligations hereunder. This Lease constitutes the valid and legally binding obligation of the Landlord, enforceable in accordance with its terms and conditions. Neither the execution and the delivery of this Lease, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency ("Applicable Law"), or court to which the Landlord is subject or any provision of the organizational documents of the Landlord.

      (ii) To the best of Landlord's knowledge, Landlord has good and marketable title to the Project, subject to (a) those matters set forth on the title insurance policy issued to Landlord by Lawyers Title Insurance Corporation dated December 22, 2003, Policy Number A75-0942599, a true and complete copy of which has been provided to Tenant, (b) any matters of record applicable to the Project subsequent to the date of said title policy, and (c) matters that would be revealed by a current survey or inspection of the Project.

      (iii) As of the date of this Lease, Building One has been constructed and maintained in accordance with normal industry practice, is in good operating condition and repair.

      Section 15.02 LANDLORD DEFAULT. The following events shall be deemed to be events of default by Landlord under this Lease ("Landlord Default"):

      (a) If Landlord fails to maintain the insurance required under Section 4.04(b);

      (b)   If Landlord fails to maintain the Common Areas as required in
Section 4.05(d);

      (c) If Landlord fails to maintain and/or repair the foundation, roof and structural portions of the exterior walls as required in Section 6.03;

      (d) If any of the representations and warranties made by Landlord herein are not true when made and, to the extent practical, if Landlord fails to take such remedial action as is necessary to render such representation and/or warranty true within a period of thirty (30) days after written notice from Tenant; provided that if more than thirty (30) days are required to complete such action, Landlord shall not be in default if Landlord commences such action within the thirty (30) day period and thereafter diligently pursues its completion.

      Section 15.03 TENANT REMEDIES. If Landlord fails to perform any maintenance or repair required to be performed by Landlord under Sections 4.05(d) or 6.03 of this Lease within ten (10) business days from Landlord's receipt of written notice thereof from Tenant which specifies the condition requiring maintenance or repair and declares that it is delivered pursuant to this Section 15.03 (the "Tenant's Repair Notice") and as a result Tenant's ability to conduct its business in the Premises is materially impaired, then Tenant shall be entitled to cause such repairs to me made and to offset rent in the amount of the reasonable out-of-pocket costs it incurs in making such repairs (provided that such costs are properly documented by Tenant with copies of such documentation being promptly provided to Landlord) until Tenant recovers all such costs, provided that in no event shall Tenant make offsets for any claims with value in excess of $50,000 without obtaining a final court order. The remedies set forth in this Section shall be in addition to any rights available to Tenant at law or equity, but in no event shall Tenant have the right to terminate this Lease. If Landlord is unable to correct the breach of any representation or warranty which is untrue when made within the time permitted in Section 15.02(d), Tenant may elect to prosecute a claim against Landlord for all out-of-pocket, direct (but not consequential) damages which it sustains as a direct result of any such breach by Landlord.

             [The remainder of this page left blank intentionally.]

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

      Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

                                                "LANDLORD"

                                    Gazelle, LLC, an Alabama limited liability
                                    company
Sworn to and subscribed before me   By: Graham & Company, Inc., its Manager

this _____ day of _________,2004.   By: ______________________________________
_________________________________   Its:  ____________________________________
Notary Public

My commission expires:___________   Signed on __________________________, 2004

[NOTARIAL SEAL]                     at _______________________________________


                                                 "TENANT"

                                    D&K Healthcare Resources Inc., a Delaware
                                    Corporation
Sworn to and subscribed before me

this _____ day of _________,2004.   By: ______________________________________
_________________________________   Its:  ____________________________________
Notary Public

My commission expires:___________   Signed on __________________________, 2004

[NOTARIAL SEAL]                     at _______________________________________

                                                              Initials: _______
                                                                        _______

                                   EXHIBIT A
                                  THE PROJECT

                                                              Initials: ________
                                                                        ________

                                   EXHIBIT B
                        TENANT PLANS AND SPECIFICATIONS

                                                              Initials: ________
                                                                        ________

                                   EXHIBIT C
                         ADDITIONAL TERMS OF THE LEASE

The following additional terms are made a part of the Lease:

TENANT IMPROVEMENT REIMBURSEMENT:   Landlord shall reimburse Tenant in an amount
                                    not to exceed $920,000 (the "Improvement
                                    Allowance") for the cost of constructing certain interior improvements to the
                                    Premises, as reflected on Exhibit B attached hereto (Tenant Plans and Specifications).
                                    Tenant hereby covenants and agrees to
                                    construct all of its improvements in
                                    accordance with all applicable building
                                    codes, laws and regulations. All
                                    improvements constructed with this allowance shall be the property of Landlord. The
                                    Improvement Allowance shall be paid to
                                    Tenant as construction progresses (but not more than once per month). Landlord shall make payments to Tenant within 10 calendar days after Tenant submits to Landlord appropriate documentation of Tenant's costs
                                    (including a certificate from Tenant's
                                    architect and lien waivers covering the work for which payment is requested from all contractors and subcontractors performing work at the Premises. The final $100,000 of this allowance shall not be disbursed to Tenant until Tenant has satisfied the foregoing conditions and (a) Tenant has received a certificate of occupancy from Jefferson County (a copy of which shall be provided to Landlord), and (b) Tenant has commenced to pay Rent.

AMORTIZED RENT:                     In addition to the improvement allowance
                                    described above, at Tenant's request,
                                    Landlord shall make available to Tenant an additional sum in an amount of up to $970,000 (the "Additional Allowance") to be used by Tenant to make pre-approved permanent improvements to the Premises (but not to purchase and equipment or trade fixtures). The amount of the Additional
                                    Allowance provided to Tenant shall be repaid to Landlord in the form of "Amortized Rent", which shall be computed by amortizing the amount so paid by Landlord over the initial
                                    Lease Term at 9% interest per annum. The
                                    Amortized Rent will be due and payable
                                    commencing on December 1, 2004 (or on the first of the month on which all improvements have been completed) and thereafter on the first day of each month without demand, but will not escalate each year with the Base
                                    Rent. The Additional Allowance shall be paid to Tenant as improvements are made (but not more than once per month). Landlord shall make payments to Tenant within 10 calendar days after Tenant submits to Landlord appropriate documentation of Tenant's costs
                                    (including a certificate from Tenant's
                                    architect and lien waivers covering the work for which payment is requested) from all contractors and subcontractors performing work at the Premises.

EXPANSION:                          During the term of this Lease, provided
                                    Tenant is not then in default and Tenant's financial condition is acceptable to
                                    Landlord, Tenant shall have the right of first offer ("Right of First Offer") to lease all (but not less than all) of the six
                                    (6) adjoining bays (120.120 s.f.) currently occupied by Decoma International ("Decoma")
                                    (the "Offer Space"), subject to the
                                    following terms. If Landlord receives notice that Decoma has terminated its lease, Landlord shall notify Tenant of such event, whereupon Tenant shall have five (5) business days to notify Landlord in writing of its election to lease the Offer Space. If
                                    Tenant declines to lease the Offer Space, or fails to respond within this allowed time period. Tenant's Right of First Offer shall terminate and cease to be effective. If
                                    Tenant elects to lease the Offer Space, such space shall be added to the Premises and become a part thereof upon and subject to all of the terms and conditions of this Lease after Tenant has notified Landlord that it elects to the lease the Offer Space effective upon the date Landlord has delivered the Offer Space. Landlord and Tenant shall, within 30 days after Tenant elects to add the Offer Space to the Lease, execute an amendment to the Lease confirming in writing the terms applicable to the Offer
                                    Space.

RENEWAL OPTION:                     Provided Tenant is not then in default under
                                    the terms of this Lease, Tenant shall have the right to renew this lease for one term of seven (7) additional years (the "Option
                                    Term"). To exercise this option, Tenant
                                    shall give Landlord not less than 180 days written notice prior to November 30, 2014.
                                    Failure to do so shall constitute an
                                    irrevocable waiver of this renewal option.
                                    The Base Rent during the option period shall the Base Rent during the last year of the primary Lease Term increased by 1.75%. The
                                    Base rent shall continue to increase at the rate of 1.75% each year during the Option
                                    Term.

ADA: Landlord represents and warrants to Tenant that on the Commencement Date, the building shell and parking lots will be in compliance with current

                                                              Initials: ________
                                                                        ________

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                                    ADA requirements.

HAZARDOUS MATERIALS:                Notwithstanding anything in the Lease to the
                                    contrary, Landlord shall indemnify and hold
                                    Tenant harmless from any costs or damages
                                    Tenant sustains arising from (a) the
                                    presence of any Hazardous Materials on the Premises in violation of applicable law as of the Commencement Date, and (b) during the Lease Term, the presence of any Hazardous
                                    Materials on the Premises in violation of applicable law caused solely by the Landlord.

ELECTRICAL SERVICE:                 Tenant shall have exclusive rights to use up
                                    to 1,600 amps from the main building
                                    electrical service.

SECURITY DEPOSIT:                   Landlord shall not require a security
                                    deposit from Tenant, provided that Landlord receives the most recent audited financial statements of Tenant and approves the same.

                                                              Initials: ________
                                                                        ________

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